Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

Dallas, Texas 75244

May 2, 2013

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about May 3, 2013 (with respect to the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan), we hereby consent to the incorporation in said Registration Statement of the references to our firm and of the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 31, 2011, February 1, 2012 and January 29, 2013, for estimates as of December 31, 2010, December 31, 2011 and December 31, 2012, respectively. The opinions are referred to in the section “Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission on February 22, 2013.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716